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                                                                    EXHIBIT 23.5


                   CONSENT OF MORGAN STANLEY & CO. INCORPORATED


Board of Directors
Remedy Corporation
1585 Charleston Road
Mountain View, CA 94043


Members of the Board:

         We hereby consent to the use in the Registration Statement of Peregrine Systems, Inc. on Form S-4 (the "Registration Statement") and in the Proxy Statement/Prospectus of Remedy Corporation, which is part of the Registration Statement, of our opinion dated June 10, 2001 appearing as Annex D to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary of the Proxy Statement/Prospectus" "The Merger - Background of the merger" "Remedy's reasons for the merger" and "Opinion of Remedy's financial advisor".

         In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                            MORGAN STANLEY & CO. INCORPORATED


                                               By:   /s/ Glenn Wein
                                                     ---------------------------
                                                     Glenn Wein
                                                     Principal


Menlo Park, California
July 2, 2001